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                                                                     EXHIBIT 6.A

Synopsis of Office Leases in Geneva offices

Lessor:            L'Agence Immobiliere
                   Gerard Rosset
                   Rue des Charmilles 28
                   1203 Geneva

Lessee:            SOCHRYS Technologies SA
                   Route de Jussy 29
                   1226 Geneva

The company's Geneva offices are leased for a period of three years beginning November 1, 1999 through October 31, 2002. The lessor has no affiliation with the issuer. The lease covers two separate floors and 10 spaces in the parking garage. The applicable annual charges are provided separately for each space rented:

                                                           Annual      Approx.     Deposit     Approx.
                                                           Rental     US Dollar      on       US Dollar
             Space      Space      Rent        Utilities    Cost      Equivalent    Lease     Equivalent
             (Square   (Square     (Swiss      (Swiss      (Swiss                   (Swiss
             Meters)   Footage)    Francs)     Francs)     Francs)     (USD)        Francs)

2nd Floor      230       2 476      88 008      7 200       95 208          63 472     14 380        9 587
4th Floor      352       3 789      57 504      5 160       62 664          41 776     22 000       14 667
                                                                                                    ------
Garage          10        n.a.      21 000        n.a.      21 000          14 000
              spaces                                                       -------

                                                                           119 248                  24 253
                                                                           =======                  ======

Providing the terms and conditions of the lease have been met, the lease may be renewed yearly by written request six months prior to expiration. The termination of the lease may be considered with six-months' notice but subject to the regular fulfillment of the terms of the lease.